Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the NGM Biopharmaceuticals, Inc. Amended and Restated 2018 Equity Incentive Plan of NGM Biopharmaceuticals, Inc. of our report dated March 17, 2020, with respect to the consolidated financial statements of NGM Biopharmaceuticals, Inc., included in its Annual Report (Form 10-K) for the year ended December 31, 2019, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Redwood City, California

March 17, 2020